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                                                                   EXHIBIT 10.13


                               LICENSE AGREEMENT

                             THUNDERSTONE SOFTWARE
                 EXPANSION PROGRAMS INTERNATIONAL, INC. (EPI)
                            LICENSING AGREEMENT FOR
                TEXIS, VORTEX WEBSCRIPT BRIDGE, METAMORPH, 3DB,
               METAMORPH API, 3DB API, NETWORK API, BROWSER API,
               ITS-WRITER, METABOOK, NETWORK CODE GENERATOR, AND
                POSTSCRIPT VIEWER SOFTWARE UNDER ALL PLATFORMS

Carefully read all the terms and conditions of this agreement. If you do not agree to these terms and conditions, return through registered mail or other secured route the unused media and accompanying documentation to the place of purchase.

The software and accompanying documentation is protected by United States Copyright Law (Title 17 U.S. Code) and applicable International Codes and Covenants.

Installation of this software constitutes acceptance of the Licensing Agreement terms.

SECTION 1:  DEFINITIONS

For the purpose of this Software Program License Agreement the following are defined terms:

     1. The term "Licensed Program" shall mean a licensed information processing program or programs consisting of a series of instructions or statements which is machine readable.

     2. The term "Licensed Materials" shall mean any materials related to the Licensed Program and provided for use in connection with the Licensed Program.

     3. The term "Licensed Program and Materials" shall mean both the Licensed Program and Licensed Materials as defined above.

     4. The term "enhancements" shall mean any program, any part thereof, or any materials not included in the Licensed Program and Materials at the time of execution of this agreement that is related to the Licensed Program and Materials.

     5. The term "use" shall include copying any portion of the Licensed Program or Licensed Materials into a computer or transmitting them to a computer for processing of the instructions or statements contained in the Licensed Program or Materials.

     6. The terms "you", "your", and "client" shall mean Buyer and/or Licensee; "EPI" shall mean the Licensor; i.e., Expansion Programs International, Inc., also known as Thunderstone, an Ohio software company.
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     7.   The term "media" shall mean any tape, disk, diskette, CD-rom or electronic delivery method used to install the Licensed Programs(s).

SECTION 2:  LICENSE GRANT

Subject to the terms and conditions of this Agreement, EPI agrees to grant to you a non-exclusive license to use the Licensed Program(s) at your location or at any other location which may replace it.

You shall have the right to use the Licensed Program and materials solely for your own internal operation in the location designated in this Agreement, or in such other location as you may from time to time designate, provided that the intent of this Agreement is not in violation. You do have the right to individually access the Program from anywhere resident within the designated location.

Your rights under this Agreement to the Licensed Program and Materials shall not be assigned, licensed or otherwise transferred voluntarily, by operation of law, or otherwise, except to a purchaser of substantially all of your outstanding capital stock or assets, without the prior written approval of EPI.

Upon payment of the License Fee for the Licensed Program, EPI shall make available to you one (or more if specified) copy(ies) of the Licensed Program and Materials. Additional copies of Licensed Materials shall be made available by EPI if specified separately, and as determined under EPI's standard business policies covering defective media replacement and technology version updates.

In the case of licensing the Licensed programs for a Unix or Unix derivative operating system or Windows-NT or other platform, the software is licensed by number of simultaneous users per CPU over a 1-minute period. In the case of licensing the Licensed Programs for a DOS or DOS derivative operating system, the software is licensed by workstation. The following rights apply:

     1. You do have the right to make a back-up copy of the executable portions of the program as provided on the install media, for archive purposes.

     2. You do not have the right to make a copy of the executable portions of the program as provided on the install media and move them to an additional system (CPU) which increases the total number of simultaneous users for Unix or other platforms, or increases the total number of workstations for DOS or DOS derivatives, unless this right was specifically contracted for by purchase order or other designated written agreement.

     3. You do have the right to put the program onto a multi-user local area network if desired. However, the number of users who may access the program at the same time is governed by the number of simultaneous users for Unix or other platforms, or total number of workstations for which the program was licensed for DOS or DOS derivatives. A 5-user license allows 5 terminals or workstations to run the Licensed

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          Programs at the same time, including the CPU in which the Licensed
          Programs reside for networking purposes.

     4. In the event that source code is included on your installation media solely for the purpose of recompilation to your specific operating system, such source code, unless otherwise specified, is on loan to you for the period of recompilation (or "porting") only. In this case, you do not have the right to make copies of the source code for back-up or any other purpose, and when the recompilation work is complete, this media, along with the newly created executable version of the program, is to be returned to the company (EPI). You may make back-up copies of the newly created executable portions of the program, as covered in item #1 above. Only EPI personnel, unless otherwise specified, have the right to view, copy, or modify source code.

     5. You do not have any rights concerning source code unless specifically stated in writing as part of a separate agreement.

SECTION 3:  PROGRAM SUPPORT SERVICES

EPI, at its discretion, will provide to Client sufficient training and support services to enable Client to commence use of the Licensed Program and Materials.

EPI will correct errors or malfunctions, of which Client notifies it in writing, in the Licensed Program as supplied for a period of ninety days from the date of the delivery of the Licensed Program.

Client will be advised of enhancements made to the Licensed Program by EPI during the term of this license. Client may accept or reject such enhancements to the Licensed Program on terms proposed by EPI at the time the enhancement is offered to Client.

If such enhancement is accepted by Client the enhancement shall become part of the Licensed Program and Materials.

Upon written request, EPI will provide consulting services or special conversions to Client at its then prevailing rates.

SECTION 4:  TERM

The term of this Agreement shall commence upon delivery of the Licensed Program and shall remain in force in perpetuity unless terminated earlier as provided in this Agreement.

This Agreement may be terminated by Client within 30 days after delivery of the Licensed Program and Materials, provided that: (1) Client returns the Licensed Program and Materials to EPI in the same condition as received, normal wear and tear expected; and (2) Client provides written certification by a duly authorized officer stating that all copies of the Licensed Program

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and Materials have been returned to EPI or destroyed; and (3) that no violation of this Agreement has occurred.

It is understood that Client respects the integrity of the intellectual property provided herein said Software Programs, and that Client acknowledges EPI as source of the technology and the program. Any intellectual property theft would not be lessened by compliance to the conditions set forth in (1), (2), and (3) in the paragraph above.

In the event that Client exercises its right to terminate this Agreement, any payment made by Client to EPI will be refunded less charges at EPI's current rate for time expended by EPI after execution of this Agreement. Refund will be made only after receipt by EPI of the Licensed Program and receipt of Client's certification that the Licensed Program and Materials have been returned or destroyed, and provided that EPI has been notified in writing of the intent to return such Licensed Program and Materials within 30 days of its delivery.

SECTION 5:  PAYMENT

In consideration of the License granted by EPI to Client hereunder, Client will pay to EPI the amount agreed, as confirmed by invoice.

Payment will be due prior to delivery of the Licensed Program and Materials unless otherwise stipulated.

The License Fee shall not be construed to include local, state, or federal sales, use, excise, personal property or other similar taxes or duties or shipping charges, and any such taxes or shipping charges shall be assumed and paid for by Client.

The License Fee does not include in excess of 1 set of Licensed Program (media) and Materials, unless otherwise specified.

EPI will license the Licensed Program and Materials for additional use by Client or its Affiliate provided that prior to such use, EPI receives written notification of the intended use, the name of the Affiliate, its location and relationship to Client; and (2) the parties in good faith arrive at a mutually agreed upon amount to be paid to EPI for the use of the Licensed Program and Materials and (3) that the Affiliate agrees to be bound by the stipulations of this Licensing Agreement.

SECTION 6:  DELIVERY

Upon delivery of the Licensed Program and Materials to Client, Client shall assume risk of loss and damage to the Licensed Program and Materials, and shall replace any loss or damaged portion at Client's expense.

Installation of the Licensed Program shall be the responsibility of the Client.

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SECTION 7:  WARRANTY OF PERFORMANCE

EPI represents and warrants that the Licensed program will perform substantially in the manner specified in the Licensed Materials.

This performance warranty by EPI shall immediately cease if Client or any third party enhances the Licensed Program.

DISCLAIMER: THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES AND CONDITIONS EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE CONCERNING MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

EPI does not warrant that the functions contained in the Licensed Program will meet Client's requirements or will operate in the combination which Client select for use, or that the operation of the Licensed Program will be uninterrupted or error free or that all Program defects will be corrected by EPI.

No employee, agent or representative of EPI has the authority to bind EPI to any oral representation or warranty concerning the Licensed Program and Materials. Any written representation or warranty not expressly contained in this Agreement shall not be enforceable by Client.

SECTION 8:  PROPERTY RIGHTS

EPI warrants that it has the right to grant a license to the Licensed Programs and Materials.

EPI warrants that the Licensed program and Materials to the best of its knowledge do not infringe upon any copyright or patent, nor violate the proprietary information rights of any third party.

In the event of a copyright or patent infringement claim, EPI may, at its own expense, defend such claim or may procure the right to continue using all or part of the Licensed Program or may discontinue the Licensed Program. This shall constitute the entire liability of EPI with respect to a copyright or patent infringement claim.

Client shall maintain EPI's copyright notice on the Licensed Program and Materials and shall reproduce such notice on any copies in whole or in part of the Licensed Program and Materials.

The Licensed Program and Materials are, and shall at all times remain, the property of EPI, and Client shall have no right, title or interest therein, except as expressly set forth in this Agreement.

Client may make no enhancements to the Licensed Program unless expressly authorized in writing by EPI.

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SECTION 9:  PROPRIETARY AND TRADE SECRET INFORMATION

Client will use all reasonable precautions and take all necessary steps to prevent the Licensed Program and Materials in whole or in part from being acquired by unauthorized persons.

Client will not create, or attempt to create, or permit or help others to create, the source code from the Licensed Program and Materials furnished pursuant to this Agreement. Client further agrees to not attempt alteration, disassembly, reverse-assembly, or unassembly of the program.

Client will not lend, sell, lease or otherwise dispose of the Licensed Program and Materials without the prior written approval of EPI.

Client warrants that it will not use Licensed Program and Materials for the purpose of developing any similar or competitive product or aiding another Third Party in developing any similar or competitive product.

SECTION 10:  LIABILITY AND DEFAULT

EPI shall in no event be liable for loss of profit, goodwill, or other special or consequential damages suffered by Client or others as a result of the use by Client of the Licensed Program.

Client shall indemnify and hold EPI harmless from any demands, claims, or suits by a third party, for loss, damages, or expenses including attorney's fees arising out of use of the Licensed Program and Materials by Client or any other person.

In the event any proceeding or lawsuit is brought by EPI, Client or third party in connection with this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorney's fees.

Failure by Client to comply with any term or condition under this Agreement shall entitle the other party to give the party in default written notice requiring it to make good such default.

Upon the termination of this Agreement, Client shall return the Licensed Program and Materials and any copies thereof to EPI and shall certify by a duly authorized officer of Client that it no longer has any rights to use the Licensed Program and Materials and that the original and all copies of the Licensed Program and Materials have been returned to EPI.

SECTION 11:  GENERAL PROVISIONS

Neither party shall be responsible for delay or failure in performance resulting from acts beyond the control of such party. Such acts shall include but not be limited to: an act of God; an act of war; riot; an epidemic; fire; flood or other disaster; an act of government; a strike or lockout; a communication line failure; power failure; or failure of the computer equipment or non-EPI developed software.

EPI is not responsible for failure to fulfill its obligations under this Agreement due to causes beyond its control.

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THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF OHIO, U.S.A.

In the event of any dispute under this Agreement, a suit may be brought only in a court of competent jurisdiction in the State of Ohio, U.S.A.

Any action against EPI under this Agreement must be commenced within one year after such cause of action accrues.

Any dispute arising under this Agreement shall be submitted to binding arbitration in the city of Cleveland under the rules then prevailing of the American Arbitration Association and judgment upon the reward rendered may be entered and enforced in any court of competent jurisdiction.

This Agreement contains the entire understanding of the parties with respect to the matter contained herein. There are no promises, covenants or undertakings other than those expressly set forth herein.

This Agreement may not be modified except by writing, signed by authorized representatives of EPI and Client.

A term or condition of this Agreement can be waived only by written consent of both parties. Forbearance or indulgence by either party in any regard shall not constitute a waiver of the term or Condition to be performed and, until performance of the term or condition is complete, the other party may invoke any remedy available under this Agreement or by law, despite such forbearance or indulgence.

This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.

Any notice required or permitted to be sent under this Agreement shall be delivered by hand or mailed by registered mail return receipt requested, to the addresses of the parties first set forth in this Agreement. Notice so sent will be deemed effective when delivered in the mail with postage prepaid.

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